Exhibit 10.13

ADVISORY BOARD AGREEMENT

This ADVISORY BOARD AGREEMENT (this “Agreement”) dated as of April 22, 2026 is by and between Ambitious Entertainment, Inc., a Nevada corporation (the “Company”), and Ira Kurgan, a natural person resident in the State of California (the “Advisor”).

RECITALS:

WHEREAS, the Company desires to retain the Advisor for its advisory board (the “Advisory Board”); and

WHEREAS, the Advisor is willing to serve on the Advisory Board upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Advisor hereby agree as follows:

1. Retention. The Company hereby retains the Advisor to serve on the Advisory Board until removed by the Board or until the Advisor resigns.

2. Duties. The Advisor shall serve as a member of the Company’s Advisory Board. The Advisory Board will have 1 meeting per month for strategizing on the following year’s initiatives. The Advisor shall use commercially reasonable efforts to attend all meetings of the Advisory Board. In addition, the Advisor shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Advisory Board, and shall be reasonably available to confer and consult with and advise the officers and directors of the Company at such times that may reasonably be required by the Company. For the avoidance of doubt, Advisor shall not be deemed a member of the Company’s board of directors or an officer of the Company, shall have no voting or other decision-making authority with respect to the management or operations of the Company, and shall owe no fiduciary duties to the Company, its shareholders or affiliates beyond those expressly set forth in this Agreement.

3. Compensation.

(a) The Advisor shall be entitled to compensation as follows:

(i)	In consideration for the performance of the Advisor’s functions and duties as an advisor of the Company, the Company shall pay the Advisor compensation of 150,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the Term (as defined in Section 7 hereof) (the “Compensation”). Notwithstanding anything to the contrary herein, this Agreement shall become effective on the closing date (the “Effective Date”) of the Company’s initial public offering (the “Offering”). No Compensation shall accrue prior to such time.

(ii)	Beginning with the first full fiscal quarter following consummation of the Offering, the Advisor shall receive 37,500 shares of Common Stock per fiscal quarter during the Term, until a total of 150,000 shares of Common Stock have been granted. The shares of Common Stock shall be issued at the end of each applicable fiscal quarter. The shares of Common Stock issued for the first fiscal quarter following the Offering shall vest on the six (6) month anniversary of the consummation of the Offering. All shares of Common Stock issued for subsequent fiscal quarters shall vest in full upon issuance.

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(iii)	The Advisor acknowledges that the shares of Common Stock issued as Compensation are “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended, and will therefore bear a legend, as set forth in Exhibit A. The shares of Common Stock issued as Compensation may not be offered, sold or otherwise transferred absent an effective registration statement or the availability of exemptions from the registration requirements under federal securities laws and from any qualification or registration requirements under the securities laws of any applicable state or foreign jurisdictions.

(b) The Company shall bear all costs and expenses associated with the issuance of the shares of Common Stock to the Advisor. The Advisor acknowledges sole responsibility for the Advisor’s personal tax obligations, including without limitation any payroll or self-employment taxes and income taxes, whether federal state, local or foreign, arising from the performance of the duties hereunder and receipt of Compensation as provided herein.

(c) For the avoidance of any doubt the Compensation constitutes the full and final consideration payable to the Advisor hereunder, and no additional consideration of any kind is payable to the Advisor.

4. Expenses. The Advisor shall submit to the Company reasonably detailed receipts with respect thereto which substantiate the Advisor’s expenses, including expenses relating to attendance at meetings of the Advisory Board and the Company shall reimburse the Advisor for all documented expenses reasonably related to the performance of the Advisor’s duties hereunder; however, any individual expense exceeding $1,000 must be pre-approved by the Company.

5. Permissions. The Advisor hereby grants permission to the Company to reasonably utilize the Advisor’s name, likeness, and biographical information in Company documents, including for commercial purposes; subject to the Advisor’s final approval of such use in the sole discretion of the Advisor. For the avoidance of doubt, the Advisor may withhold or condition its approval to each and every specific use of the Advisor’s name, likeness or biographical information, in its sole and absolute discretion.

6. Confidentiality. (a) The Advisor shall not disclose or otherwise provide any Confidential Information (as defined below) to third parties without the prior written consent of the Company; provided, however, that the Advisor may disclosure such information to its own tax or legal advisors to the extent necessary for such advisors to perform their duties to the Advisor.

(b) The Advisor agrees and undertakes that he will not disclose, copy or use Confidential Information except for the performance of his duties hereunder. Unless otherwise provided in this Agreement, the Advisor shall not acquire any rights or license of any kind under any patent, copyright, trademark, trade secret, or other intellectual property right in or to any Confidential Information.

(c) The Advisor shall hold all Confidential Information in strict confidence and shall safeguard the Confidential Information with a reasonable degree of care.

(d) For purposes of this Agreement, “Confidential Information” shall mean all information in any and all medium disclosed by the Company to the Advisor including, without limitation, (i) internal affairs or proprietary business operations of the Company or its affiliates or (ii) any trade secrets, new project developments or programming. “Confidential Information” shall also include information disclosed by the Company which relates to marketing and business plans, forecasts, projections and analyses and financial information.

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(e) For the purposes of this Agreement, Confidential Information shall not include any information which:

(i)	is already known to the Advisor or is publicly available at the time of disclosure;
(ii)	becomes publicly known or available after disclosure through no act of the Advisor in breach of this Agreement;
(iii)	is disclosed to the Advisor by a third party who is not in breach of an obligation of confidentiality;
(iv)	was or is independently developed by the Advisor without use of any Confidential Information; or
(v)	is required to be disclosed by applicable law or regulation; provided however, that if the Advisor receives a subpoena or similar document requiring it to disclose Confidential Information, the Advisor shall, to the extent reasonably practicable, notify the Company so that the Company can take appropriate action to suppress the disclosure of Confidential Information or else insure that Confidential Information is disclosed under confidentiality provisions only.

7. Term and Termination. This Agreement will be for an initial term of one (1) year, beginning on the Effective Date, and then will renew automatically from year to year (the “Term”). Notwithstanding the foregoing, either party may terminate this Agreement at any time for any reason or for no reason upon ten (10) business days’ prior written notice. Upon such termination, the Advisor shall be entitled to receive any amount accrued under Sections 3 and 4 for the period prior to such termination. If the Company terminates this Agreement without Cause, then, in addition to any amounts accrued under Sections 3 and 4, Advisor shall be deemed to have earned, and the Company shall issue, the number of shares of Common Stock that would have vested through the end of the then-current fiscal quarter. If the Company terminates this Agreement for Cause, then, the Advisor shall earn such number of shares of Common Stock pro-rated for the number of days he served on the Advisory Board during the applicable fiscal quarter prior to termination, divided by the total number of days in such fiscal quarter.

“Termination for Cause” means, at the Company’s option, immediately upon notice to the Advisor, upon the occurrence of any of the following events:

i.	the Advisor’s conviction of, or guilty plea or a plan of nolo contendere or “no contest” or confession of a felony (other than traffic violations) or other criminal act involving moral turpitude or any other criminal act which adversely affects the business or reputation of Company or its subsidiaries (regardless of whether against the Company or its subsidiaries or affiliates);
ii.	a material failure of the Advisor to perform his duties after ten (10) days written notice given by an executive officer of the Company to the Advisor, which notice shall identify the Advisor’s failure in sufficient detail and grant to the Advisor an opportunity to cure such failure within such ten (10) day period;
iii.	a material breach by the Advisor of any of his obligations under the Agreement;
iv.	any material act of dishonesty or other misconduct by the Advisor against the Company or any of its subsidiaries or affiliates; or
v.	a material violation by the Advisor of any of the policies or procedures of the Company or any of its subsidiaries or affiliates as such may in effect from time to time; provided, however, that if such violation is curable, then the Advisor will be given ten (10) days’ written notice and the opportunity to cure such violation.

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8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada. The Advisor irrevocably agrees that the courts of the State of Nevada shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Agreement, the Advisor’s appointment, and any matter arising therefrom and the Advisor irrevocably waive any right that the Advisor may have to object to an action being brought in those courts, or to claim that the action has been brought in an inconvenient forum, or that those courts do not have jurisdiction.

9. Arbitration. Notwithstanding the foregoing, either the Advisor or the Company may elect to resolve any claims and disputes arising under or relating to this Agreement by binding arbitration in the State of Nevada or another location mutually agreeable to the Advisor and the Company. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The seat of arbitration shall be Las Vegas, State of Nevada. The arbitration shall be conducted before a single arbitrator, experienced in corporate law matters and mutually agreed to by the Advisor and the Company. An award of arbitration may be confirmed in a court of competent jurisdiction. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys’ fees. Any arbitration pursuant to this Section may, at Advisor’s election, be conducted by video conference or other remote means to the fullest extent permitted by the Commercial Arbitration Rules of the American Arbitration Association, and the arbitrator shall award the prevailing party its reasonable attorneys’ fees and costs.

10. Entire Agreement; Amendment and Waiver; Survival. This Agreement constitutes the entire agreement between the parties hereto with respect to the Advisor’s engagement and supersedes all prior verbal and written agreements and understandings related thereto. This Agreement may be amended only by a written agreement executed by all of the parties hereto. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights. The provisions of this Agreement shall survive the termination of this Agreement.

11. Assignment. Any assignment of this Agreement without the express written consent of all parties hereto, which consent shall not be unreasonably conditioned, withheld or delayed, shall be void.

12. Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses or email address of the parties as follows:

If to the Company:

Ambitious Entertainment, Inc.

112 W 6th Avenue

Vancouver, British Columbia V5Y 1K6

Canada

Attention: Kirk E. Shaw, Co-President and Interim Chief Executive Officer

E-mail:

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If to the Advisor:

Ira Kurgan

E-mail:

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day and if not during such times on a business day, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender.

13. Severability. If any provision hereof is held to be illegal, invalid, or unenforceable during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance wherefrom.

14. Indemnification. The Company shall indemnify, defend, protect and forever hold harmless the Advisor (the “Indemnified Party”) from and against any and all losses, claims, actions, damages, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, or decree, made by any third party or otherwise, relating to or arising out of the services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party of, the services or other matters referred to or contemplated by this Agreement, and the Company will reimburse any Indemnified Party for all costs and expenses, including, without limitation, attorneys’ fees and expenses, as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Notwithstanding the foregoing, such indemnification shall apply to the fullest extent permitted by law and shall include, without limitation, any losses, claims, actions, damages, and liabilities, joint or several, arising from Advisor’s good faith performance of duties under this Agreement, except to the extent resulting from Advisor’s gross negligence or willful misconduct. The Company shall advance expenses, including attorneys’ fees, incurred by Advisor in connection with any claim covered by this Section 14, upon receipt of Advisor’s written undertaking to repay such advances if it is ultimately determined by a final, non-appealable judgment of a court of competent jurisdiction that Advisor is not entitled to indemnification under this Section 14. This indemnification shall survive termination of this Agreement and shall be in addition to any rights to indemnification the Advisor may have under applicable law, the Company’s governing documents, or otherwise. To the maximum extent permitted by applicable law, in no event shall the Advisor’s aggregate liability to the Company or any of its affiliates arising out of or relating to this Agreement or the services performed under this Agreement exceed the aggregate amount of Compensation actually paid to the Advisor hereunder; provided that this limitation shall not apply to any damages finally determined by a court of competent jurisdiction to have resulted from the Advisor’s gross negligence or willful misconduct.

15. Nature of Relationship. The Advisor shall perform the services as an independent contractor, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent, or employment relationship between the parties. The Advisor, as an independent contractor, shall have the sole and complete direction of the manner of performance of the services and the method and manner of obtaining the Company’s desired results, subject to the Company’s reasonable general satisfaction as to the manner of performance and conduct of the Advisor and the other provisions of this Agreement.

16. No Employment Payments or Benefits. Notwithstanding any other provision in this Agreement, if a competent government authority should assert that Company is responsible for making any source deductions or other payments on monies or other compensation paid to the Advisor, then Company shall be required to start making such source deductions, which amounts equal to any source deduction or retroactive assessment, together with any costs, penalties and expenses (including legal fees and costs) shall be the sole responsibility of and shall be solely incurred by Company related to such assertions or deductions, from any amounts then payable by Company to the Advisor under this Agreement. The Company hereby agrees to indemnify the Advisor for any such amounts that are not recovered by Company, within fourteen (14) days after it receives a written demand for these amounts from the Advisor.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties have executed or caused to be executed on its behalf by a duly authorized person as of the date first above written.

AMBITIOUS ENTERTAINMENT, INC.

By:	/s/ Kirk E. Shaw
Kirk E. Shaw
Co-President and Interim Chief Executive Officer

/s/ Ira Kurgan
Ira Kurgan

[Signature Page to Advisory Agreement dated April 22, 2026 between

Ambitious Entertainment, Inc. and Ira Kurgan]

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Exhibit A

Restrictive Legend

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE SECURITIES LWS OF ANY STATE OR POLITICAL SUBDIVISION OF THE UNITED STATES AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN OPINION OF COUNSEL SATISFSCTORY TO THE COMPANY AND ITS COUNSEL, THAT AN EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATIONS ARE AVAILABLE.

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